Exhibit 8.2

Frank’s International NV Mastenmakersweg 1 1786 PB Den Helder The Netherlands	Allen & Overy LLP Apollolaan 15 1077 AB Amsterdam The Netherlands PO Box 75440 1070 AK Amsterdam The Netherlands Tel +31 (0) 20 674 1000 Fax +31 (0) 20 674 1111

Amsterdam,	22 June 2021
Subject	Dutch tax law opinion – Frank’s International N.V. – Form S-4 Registration Statement
Our ref	0134648-0000001 EUO3: 2004510393.1

Ladies and Gentlemen:

1.	INTRODUCTION AND SCOPE OF OPINION

1.1

We have acted as tax advisor as to Dutch tax law to Expro Group Holdings International Limited (the Company) in connection with the preparation of the registration statement on Form S-4 (the Registration Statement) filed by Frank’s International N.V. with the Securities and Exchange Commission (the SEC) under the Securities Act of 1933, as amended (the Securities Act).

1.2	For the purposes of this opinion letter (the Opinion), we have only examined and relied upon an electronically transmitted copy of the Registration Statement.

1.3

This Opinion is based upon and confined to the tax laws of the Netherlands presently in force and as currently applied and construed by the courts and tax authorities in the Netherlands. We have not, for the purposes of giving this Opinion, made any investigations of, and we express no opinion as to, the laws of any jurisdiction other than the Netherlands. We express no opinion on any Dutch tax matters other than those specifically addressed in this Opinion. This Opinion is issued and shall be interpreted and applied solely in accordance with the laws of the Netherlands.

1.4

This Opinion does not relate to facts and we do not assume any obligation to update this Opinion or to inform you of any changes to facts. This Opinion must not be read to imply any further statements not expressly contained in the opinion statement

•  Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is authorised and regulated by the Solicitors Regulation Authority of England and Wales. The term partner is used to refer to a member of Allen & amp; Overy LLP or an employee or consultant with equivalent standing and qualifications. A list of the members of Allen & Overy LLP and of the non-members who are designated as partners is open to inspection at its registered office, One Bishops Square, London E1 6AD.

•  Allen & Overy LLP or an affiliated undertaking has an office in each of: Abu Dhabi, Amsterdam, Antwerp, Bangkok, Barcelona, Beijing, Belfast, Bratislava, Brussels, Budapest, Casablanca, Dubai, Düsseldorf, Frankfurt, Hamburg, Hanoi, Ho Chi Minh City, Hong Kong, Istanbul, Jakarta (associated office), Johannesburg, London, Los Angeles, Luxembourg, Madrid, Milan, Moscow, Munich, New York, Paris, Perth, Prague, Rome, São Paulo, Seoul, Shanghai, Singapore, Sydney, Tokyo, Warsaw, Washington, D.C. and Yangon.

2.	ASSUMPTIONS

For the purposes of this Opinion, we have, with your consent and without any further enquiry, made the following assumptions (the Assumptions):

(a)	the Registration Statement has been filed with the SEC and declared effective pursuant to the Securities Act;

(b)	all documents submitted to us as certified copies, photostatic copies, faxed copies, pdf copies or other copies are authentic and complete copies of the original documents; and

(c)

nothing in this Opinion is affected by the provisions of any law other than the tax laws of the Netherlands and the laws of the European Union as it affects Dutch tax law or by any document other than the Registration Statement.

3.	OPINION STATEMENT

3.1

Based upon and subject to the foregoing, the Assumptions and any matters not disclosed to us, at the date of this Opinion, we hereby confirm that the statements set forth in the Registration Statement in the section “MATERIAL DUTCH TAX CONSEQUENCES” constitute our opinion as to matters of Dutch tax law referred to therein, subject to the qualifications stated therein.

3.2

This opinion is given exclusively in connection with and as an exhibit to the Registration Statement and for no other purpose. We hereby consent to the filing of this letter as an exhibit to the Registration Statement without thereby implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Allen & Overy LLP

Allen & Overy LLP

2